SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Under Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 24, 2013

ResMed Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-15317	98-0152841
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9001 Spectrum Center Blvd.

San Diego, California 92123

(Address of Principal Executive Offices)

(858) 836-5000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Disclosure of Results of Operations and Financial Condition.

On January 24, 2013 we issued the press release attached as Exhibit 99.1. It is incorporated into this report by reference. The press release describes the results of our operations for the quarter ended December 31, 2013.

Item 8.01. Other Events.

On January 24, 2013, we announced that our board of directors declared a cash dividend of US $0.17 per share of outstanding common stock. We will pay the dividend in US currency to holders of our common stock trading on the New York Stock Exchange (NYSE), payable on March 19, 2013, to NYSE stockholders of record as of close of business on February 19, 2013. We will pay the dividend to holders of Chess Depositary Instruments (CDIs) trading on the Australian Securities Exchange (ASX), payable on March 19, 2013 to CDI holders as of February 19, 2013, at an equivalent amount in Australian currency, based on the exchange rate on February 19, 2013, and reflecting the 10:1 ratio between CDIs and NYSE shares. Because the two exchanges have different settlement and transfer procedures, the ex-dividend periods before the record date will be different for common stock and for CDIs. The ex-dividend day will be February 13, 2013 for CDI holders and February 15, 2013 for common stock holders. As a result of these differences, we have requested a waiver from the ASX’s settlement operating rules, which will allow us to defer processing conversions between its common stock and CDI registers from February 13, 2013 through February 19, 2013, inclusive.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibits:	Description of Document

99.1	Press Release dated January 24, 2013 regarding results of operations

SIGNATURES

We have authorized the person whose signature appears below to sign this report on our behalf, in accordance with the Securities Exchange Act of 1934.

Date: January 24, 2013	RESMED INC. (registrant)

	By:	/s/ Brett Sandercock
	Name:	Brett Sandercock
	Its:	Chief Financial Officer

EXHIBIT INDEX

Exhibits:	Description of Document

99.1	Press Release dated January 24, 2013 regarding results of operations